Exhibit 99.3

ADJUSTED EBITDA RECONCILIATION

NDCHealth Corporation and Subsidiaries

Adjusted EBITDA is defined as Operating Income before Depreciation and Amortization, and Restructuring, Special Governance and Other Charges. Adjusted EBITDA is not a Generally Accepted Accounting Principles (GAAP) measurement and may not be comparable to EBITDA reported by other companies. Management believes Adjusted EBITDA is useful to investors, analysts and others because it provides a more meaningful representation of the company’s performance as it excludes certain items that either do not impact the company’s cash flows or which management believes are not reflective of the company’s core operating results over time.

Reconciliation of Adjusted EBITDA to Operating Income, the most directly comparable GAAP financial measure, for the three-month periods ended September 2, 2005 and August 27, 2004 is provided below. Non-GAAP measures should be evaluated in conjunction with, and are not a substitute for, GAAP financial measures.

(In Thousands)

	Three Months Ended
	September 2, 2005	August 27, 2004
Operating Income	$11,652	$7,584
Depreciation and Amortization	9,493	10,269
Restructuring, Special Governance and Other Charges	3,926	388

Adjusted EBITDA	$25,071	$18,241